Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. Bank National Association

(Exact name of Trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

180 East Fifth Street St. Paul, Minnesota (Address of principal executive offices)	55101 (Zip Code)

Paula Oswald

U.S. Bank National Association
550 South Hope Street, 5th Floor
Los Angeles, CA 90071
(213) 533-8418
(Name, address and telephone number of agent for service)

Maxtor Corporation

(Issuer with respect to the Securities)

Delaware	77-0123732
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 McCarthy Boulevard Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

6.80% Convertible Senior Notes Due 2010

(Title of the Indenture Securities)

FORM T-1

Item 1.	General Information. Furnish the following information as to the Trustee.

      a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Washington, D.C.

      b) Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None

      In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*	Incorporated by reference to Registration Number 333-67188. A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as an Exhibit with corresponding exhibit number to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended (the “Act”), on November 16, 2001 (Registration No. 333-67188), and is incorporated herein by reference.

NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 5th day of May, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ PAULA OSWALD

Paula Oswald
Vice President

Exhibit 6

CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ PAULA OSWALD

Paula Oswald
Vice President

Dated: May 16, 2003

Exhibit 7

U.S. BANK NATIONAL ASSOCIATION

STATEMENT OF FINANCIAL CONDITION
As of 3/31/2003

3/31/2003

($000’s)
Assets
Cash and Due From Depository Institutions	$9,084839
Federal Reserve Stock	0
Securities	30,038,992
Federal Funds	833,567
Loans & Lease Financing Receivables	115,894,797
Fixed Assets	1,462,006
Intangible Assets	9,080,815
Other Assets	11,583,795

Total Assets	$177,978,811

Liabilities
Deposits	$121,508,878
Fed Funds	3,820,981
Treasury Demand Notes	0
Trading Liabilities	454,575
Other Borrowed Money	21,082,000
Acceptances	139,821
Subordinated Notes and Debentures	5,694,952
Other Liabilities	5,164,656

Total Liabilities	$157,865,863

Equity
Minority Interest in Subsidiaries	$993,907
Common and Preferred Stock	18,200
Surplus	11,015,123
Undivided Profits	8,085,718

Total Equity Capital	$20,112,948

Total Liabilities and Equity Capital	$177,978,811

      To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

BY:	/s/ PAULA OSWALD

Vice President

Date: May 5, 2003

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